UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2023
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2023, Lightning eMotors, Inc. (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders (the “Noteholders”) of the Company’s unsecured 7.5% convertible senior notes due in 2024 (the “Convertible Notes”), pursuant to which the Noteholders have agreed to exchange $10.5 million in aggregate principal amount of the Company’s outstanding Convertible Notes for 18.75 million newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Pursuant to the Exchange Agreements, the Shares will be issued at a price of $0.56 per share of common stock. The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act in a transaction by an issuer not involving a public offering.

Following the exchange, approximately $59.9 million in aggregate principal amount of Convertible Notes will remain outstanding and the Company’s interest payments will be reduced by $0.8 million on an annual basis. The Company expects to complete the exchange by March 15, 2023, subject to customary closing conditions.

Each Exchange Agreement contains customary representations, warranties, covenants, and other agreements by the Company and the Noteholders. The above description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 2.02    Results of Operation and Financial Condition
On March 13, 2023, the Company issued a press release announcing financial results for the quarter and year ended December 31, 2022. A copy of the earnings press release is furnished as Exhibit 99.1 under Item 9.01 of this Current Report on Form 8-K, and is incorporated herein by reference.
The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any registration statement or filing filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Exchange Agreement dated March 10, 2023, by and among Lightning eMotors, Inc. and the applicable Noteholders
99.1	Press release dated March 13, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: March 13, 2023
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President